Exhibit 16.1

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944



May 12, 2009



Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Birch Branch, Inc.

On May 11, 2009 my appointment as auditor for Birch Branch, Inc. ceased. I have read Birch Branch, Inc.'s statements included under Item 4.01 of its Form 8-K dated May 14, 2009 and agree with such statements, insofar as they apply to me.



Very truly yours,



/s/ Ronald R. Chadwick, P.C.
----------------------------
Ronald R. Chadwick, P.C.
Certified Public Accountant